UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
450 Fifth Street NW
Washington, D.C. 29549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     March 1, 2018

THE CATO CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Delaware	1-31340	56-0484485
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

8100 Denmark Road, Charlotte, NC (Address of Principal Executive Offices)		28273-5975 (Zip Code)

(704) 554-8510 (Registrant’s Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁭  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

⁭  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE CATO CORPORATION

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2018, the board of directors (the “Board”) of The Cato Corporation (the “Company”) appointed Dr. Pamela Davies as new directors of the Company to expand the Board.  Davies’ appointment is effective April 1, 2018.  She will join Cato’s Compensation Committee as well as the Corporate Governance and Nominating Committee.  With the appointment of Dr. Davies, the Board consists of ten members.

Dr. Davies has serves as president of Queens College since 2002 and previously was the dean of the McColl School of Business.  Under her leadership, the school’s endowment has grown from $30 million to $150 million, and Davies spearheaded the creation of four academic units – the Knight School of Communication, Presbyterian School of Nursing, Blair College of Health and Cato School of Education.    She currently serves on the boards of Sonoco Products, Inc., Atrium Health and the YMCA of the USA.  She has previously served on the boards of Family Dollar and the Charlotte Chamber.

There is no arrangement or understanding between Dr. Davies and any other persons pursuant to which Dr. Davies was appointed as director of the Company.  There have been no transactions during the last two years, or proposed transactions, to which the Company was or is to be a party, in which Dr. Davies is to have a direct or indirect material interest.

A copy of the Company’s press release, dated March 1, 2018, announcing the appointment of Dr. Davies as director of the Company is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.       Financial Statements and Exhibits.

(d)  Exhibits

Exhibit 99.1 – Press Release issued November 16, 2017.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                                    THE CATO CORPORATION

March 6, 2018	/s/ John P. D. Cato
Date	John P. D. Cato Chairman, President and Chief Executive Officer

March 6, 2018	/s/ John R. Howe
Date	John R. Howe Executive Vice President Chief Financial Officer

Exhibit Index

Exhibit	Exhibit No.

Press Release issued March 1, 2018.	99.1

4